Media Contact: Dana Stelsel Director, Communications (765) 771-5766 dana.stelsel@onewabash.com Investor Relations: Ryan Reed Sr Director, Corporate Development & Investor Relations (765) 490-5664 ryan.reed@onewabash.com Wabash Investor Meeting Highlights Refreshed Strategy, Growth Initiatives and 2025 Financial Targets • Wabash successfully executing customer-centric strategy leveraging its First to Final Mile portfolio of solutions to continue to grow sales, margins and recurring revenue. • Strategic growth initiatives target solutions for cold chain, parts and services, and ecommerce and logistics disruption. • The company’s new strategy and initiatives are anticipated to generate $3.0B of revenue and $3.50 of EPS by 2025 – a near doubling of EPS over the period. LAFAYETTE, Ind. – May 19, 2022 – Wabash (NYSE: WNC) the innovation leader of connected solutions for the transportation, logistics and distribution industries, is hosting a virtual investor meeting at 10:00 a.m. EDT today, where members of the leadership team will present the company’s refreshed strategy, growth initiatives and 2025 financial targets. Wabash is announcing the following financial targets for 2025: • Revenue of $3.0B • EBITDA margin of 11% • EPS of $3.50 “We are excited to share how we are executing our refreshed strategy and accompanying growth initiatives,” said President and Chief Executive Officer Brent Yeagy. “Accelerated R&D and product development leveraging the voice of the customer is in the early stages of generating new products that solve our customers’ most important needs. By becoming a holistically more customer-centric organization, we expect to see the customer value we create accrue to our shareholders as our financial performance accelerates.” Leadership presentations will cover how the company is delivering the only true First to Final Mile portfolio; industry-leading R&D activities that poise Wabash to capture significant market opportunity; and how sustainability is at the core of Wabash’s strategy and increases value to its customers.

Wabash’s strategic growth initiatives center on three key areas: • Cold Chain – Wabash’s innovative EcoNex™ Technology offers superior thermal capability, lighter-weight, reduced corrosion and extended asset life – resulting in operational efficiency, while enhancing the sustainability initiatives of our customers. The scalability of EcoNex throughout Wabash’s First to Final Mile portfolio is substantial and evidenced by the success of our recently launched grocery home delivery vehicle. • Recurrent Revenue in Parts and Services – The creation of a new tech-enabled Wabash parts distribution network will unify and expand Wabash’s parts distribution capabilities across all product lines and provides immediate scale to grow. • Ecommerce and Logistics Disruption – Shifting consumer buying patterns have dislocated traditional logistics models, driving a structural increase in the volumes and types of equipment needed from first to final mile. This shift offers an opportunity for Wabash to bring new and refreshed product offerings to market to help customers thrive in a time of rapid change. The presentations, including a question-and-answer session, will begin at 10:00 a.m. EDT and conclude by 12:00 p.m. EDT. Meeting registration, webcast and presentation materials are available at ir.onewabash.com. Wabash: Changing How the World Reaches You™ As the innovation leader of connected solutions for the transportation, logistics and distribution industries, Wabash (NYSE:WNC) is Changing How the World Reaches You™. Headquartered in Lafayette, Indiana, the company’s mission is to enable customers to succeed with breakthrough ideas and solutions that help them move everything from first to final mile. Wabash designs and manufactures a diverse range of products, including: dry freight and refrigerated trailers, platform trailers, tank trailers, dry and refrigerated truck bodies, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade equipment. Learn more at www.onewabash.com. Safe Harbor Statement This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, all statements regarding the Company’s outlook for trailer and truck body shipments, backlog, expectations regarding demand levels for trailers, truck bodies, non-trailer equipment and our other diversified product offerings, pricing, profitability and earnings, cash flow and liquidity, opportunity to capture higher margin sales, new product innovations, our growth and diversification strategies, our expectations for improved financial performance during the course of the year and our expectations with regards to capital allocation. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include a continued or prolonged shutdown or reduction of our operations, substantially reduced customer orders or sales volumes and supply disruptions due to the coronavirus (COVID-19) outbreak, the continued integration of Supreme into the Company’s business, adverse reactions to the transaction by customers, suppliers or strategic partners, uncertain economic conditions including the possibility that customer demand may not meet our expectations, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials including the impact of tariffs or other international trade developments, risks in implementing and sustaining improvements in the Company’s manufacturing operations and cost containment, dependence on industry trends and timing, supplier constraints, labor costs and availability, customer acceptance of and reactions to pricing changes and costs of indebtedness. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q. Non-GAAP Measures In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains non-GAAP financial measures, including EBITDA margin. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income margin and operating margin. Information reconciling forward-looking EBITDA margin to a GAAP financial measure is unavailable to us without unreasonable effort. We cannot provide a reconciliation of the above noted forward looking non-GAAP measure to GAAP financial measure because certain items required for such reconciliation are outside of our control and/or cannot be reasonably predicted. Preparation of such reconciliation would require a forward-looking statement of income, prepared in accordance with GAAP, and such forward-looking statement of income is unavailable to us without unreasonable effort.